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                                                                    Exhibit 3(d)

Microfilm Number              Filed with the Department of State on Oct - 8 1997
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Entity Number                             [SIGNATURE APPEARS HERE]
             -------------                --------------------------------------
                                          Secretary of the Commonwealth


             ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION



      In compliance with the requirements of 15 Pa.C.S (S) 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is:  C-TEC Corporation
                                  ---------------------------------------------

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2. The (a) address of this corporation's current registered office in this
   Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

   (a) 800 Route 309, Dallas, Pennsylvania 18612-9799, Luzerne County
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       Number and Street     City     State    Zip      County

   (b) c/o:
           ---------------------------------------------------------------------
           Name of Commerical Registered Office Provider           County

       for a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Pennsylvania Business
                                                         -----------------------
   Corporation Law
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4. The date of its incorporation is: March 2, 1979
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5. (Check, and if appropriate complete, one of the following):

      The amendment shall be effective upon filing these Articles of Amendment --- in the Department of State.

   X  The amendment shall be effective on October 9, 1997 at 11:59 a.m.
  ---                                     ---------------    ----------
                                                Date            Hour
6. (Check one of the following):

   X The amendment was adopted by the shareholders (or members) pursuant to 15 --- Pa.C.S. (S) 1914(a) and (b).

      The amendment was adopted by the board of directors pursuant to 15 Pa.C.S.
      (S) 1914(c).

7. (Check, and if appropriate complete, one of the following):

      The amendment adopted by the corporation, set forth in full, is as --- follows:

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

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   X  The amendment adopted by the corporation is set forth in full in Exhibit A
  --- attached hereto and made a part hereof.



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8. (Check if the amendment restates the Articles):

   ___The restated Articles of incorporation supersede the original Articles and all amendments thereto.

   IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 8th day of October, 1997.



                                        C-Tec Corporation
                                        ------------------------------------
                                               (Name of Corporation)

                                        BY:  [SIGNATURE APPEARS HERE]
                                           ---------------------------------
                                                   (Signature)

                                        TITLE: Sr. Vice President
                                              ------------------------------




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                                                                       EXHIBIT A


      9.C. Combination and Reclassification of Shares. Effective as of the close of business on the date of filing in the Department of State of the Commonwealth of Pennsylvania of these Articles of Amendment to the Articles of Incorporation, as amended (the "Effective Time"), each three issued and outstanding shares of Common Stock shall thereupon be combined into and reclassified as two shares of validly issued, fully paid and nonassessable Common Stock and (ii) each three issued and outstanding shares of the Class B Stock shall thereupon be combined into and reclassified as two shares of validly issued, fully paid and nonassessable Class B Stock. The number of authorized shares, the number of shares of treasury stock and the par value of the Common Stock and the Class B Stock shall not be affected by the foregoing combination of shares. Each stock certificate that prior to the Effective Time represented shares of Common Stock shall, following the Effective Time, represent the number of shares of Common Stock into which the shares of Common Stock represented by such certificate shall be combined, and each certificate that prior to the Effective Time represented shares of Class B Stock shall, following the Effective Time, represent the number of shares of Class B Stock into which the shares of Class B Stock represented by such certificate shall be combined. The Corporation shall not issue fractional shares or scrip as the result of the combination of shares, but shall arrange for the disposition of fractional shares on behalf of those record holders of Common Stock and Class B Stock at the Effective Time who would otherwise be entitled to fractional shares as a result of the combination of shares.